EXHIBIT 10.2


                              CONSULTING AGREEMENT


         AGREEMENT setting forth the terms and conditions upon which PAGEONE BUSINESS PRODUCTIONS, LLC ("PageOne") is engaged by TradeQwest Inc. together with any successors (collectively "THE COMPANY") to effect transactions (the "Transactions") intended to merge or otherwise combine THE COMPANY with a United States reporting company and for related matters, and subsequently to advise THE COMPANY in matters of finances and future acquisitions and for related matters, i.e., the raising of capital in order to effectuate said acquisitions. The Transactions will take place after THE COMPANY merger is finalized.


SERVICES PROVIDED

         MERGER SERVICES FOR BUSINESS COMBINATION

         Following its engagement, PageOne and its affiliates will:

         Advise THE COMPANY on the structure of the Transactions and actions to be taken by THE COMPANY in preparation for the completion of the Transactions;

         Merge THE COMPANY into Pangaea Communications, Inc.:, a Delaware corporation ("PANGAEA ") (the "Business Combination") which is a reporting company under ss.12(g) of the Securities Exchange Act of 1934, as amended, with PANGAEA as the surviving corporation.

         Prepare, assist in preparing or review the Agreement for the Business Combination ("Business Combination Agreement");

         Prepare and file with the Securities and Exchange Commission a Form 8-K describing the Business Combination with the Company ("The Company" hereinafter shall mean PANGAEA , following the Business Combination, unless the context requires otherwise);

         Introduce the Company to one or more market makers for the purpose of making an orderly and efficient market in the Company's securities;

         Assist the Company with listing its securities on the NASD OTC Bulletin Board or, if the Company meets such requirements, apply for admission to quotation of the Company's securities on the NASDAQ Stock Market and/or its listing on a regional or national stock exchange, if requested by the Company;

         Take any other actions reasonably required of PageOne to complete the Transactions as contemplated by this Agreement.

         PageOne will provide, at its expense, PANGAEA , a reporting company whose common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 ("the 1934 Act"), and which has filed all reports required to be filed under section 12 or 13(d) of the 1934 Act, with audited and interim financial statements showing no material assets or liabilities.

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         THE COMPANY, at its election, will merge into PANGAEA . Upon the effective date of the Business Combination, the officers and directors selected by THE COMPANY will become the officers and directors of PANGAEA . The name of PANGAEA following the Business Combination will be chosen by THE COMPANY.

         Upon the effective date of the Business Combination, there will be issued and outstanding by THE COMPANY (i) 1,000,000 common shares issued to PageOne or its designees (the "PageOne Shares") and (ii) such common stock and other securities as designated by THE COMPANY in the Business Combination Agreement. This shall occur upon selling a minimum of 3,400,000 shares of common stock of the Company via a Regulation D 506 offering, or other suitable offering (the "Offering"). PageOne Shares will not be diluted to less than ten percent (10%) of the issued and outstanding common stock of THE COMPANY until the Business Combination and the first round of financing are completed. First round of financing is defined as the raising of $10,000,000.

         MANAGEMENT ADVISORY AND ACQUISITION SERVICES
         --------------------------------------------
         Following its engagement, PageOne and its affiliates will:

         1. MANAGMENT ADVISORY SERVICES.
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         Provide THE COMPANY with such regular and customary management advisory services as are reasonably requested by THE COMPANY, provided that PageOne shall not be required to undertake duties not reasonably within the scope of the management advisory services in which it is generally engaged. In performance of its duties, PageOne shall provide THE COMPANY with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of PageOne's advice is not measurable in a quantitative manner and PageOne shall be obligated to render advice, upon the request of THE COMPANY , in good faith, as shall be determined by PageOne. PageOne's duties may include, but will not necessarily be limited to:

          (1) Advice regarding the formation of corporate goals and their implementation;

          (2) Advice regarding the financial structure of THE COMPANY or its divisions or any programs and projects undertaken;

          (3) Advice regarding due diligence; and,

          (4) Advice regarding corporate organization, personnel and selection of needed specialty skills.

         THE COMPANY acknowledges that PageOne and its affiliates are in the business of providing management advisory services (of all types contemplated by


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this Agreement) to others. Nothing herein contained shall be construed to limit or restrict PageOne or its affiliates in conducting such business with respect to others or in rendering such advice to others, provided that such conduct of business is not in conflict with the purposes of this Agreement.

         2.  ACQUISITION TRANSACTION
         ---------------------------
         For purposes of this Agreement, the term "Acquisition Transaction" means the following:

          (1) any merger, consolidation, reorganization or other business combination pursuant to which the businesses of a third party are combined with that of THE COMPANY;

          (2) the acquisition, directly or indirectly, by THE COMPANY of all or a substantial portion of the assets or common equity of a third party by way of negotiated purchase or otherwise; or,

          (3) the acquisition, directly or indirectly, by a third party of all or a substantial portion of the assets or common equity of THE COMPANY by way of negotiated purchase or otherwise.

         In connection with a proposed Acquisition Transaction, PageOne's advisory services may include the following if requested in writing by the
Company:

          (1) assistance in the finding and evaluation of a third party from a financial point of view;

          (2) assistance and advice with respect to the form and structure of the Acquisition Transaction and the financing thereof;

          (3) conducting discussions and negotiations regarding an Acquisition Transaction; and,

          (4) providing other related advice and assistance as THE COMPANY may reasonably request in connection with an Acquisition Transaction.

PAYMENTS

(a) THE COMPANY will pay PageOne $150,000 for its services and the services of its affiliates in regard to the Transactions. Payment of this amount will be made as follows: $75,000 on the Business Combination and $75,000 on the acceptance by NASD and issuance of a trading symbol on the NASD OTCBB.

(b) THE COMPANY hereby grants PageOne a 5-year transferable warrant



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("PageOne Warrant") to acquire up to 350,000 registered shares of the Company's common stock at a strike price of $1.00 per share, on an anti-dilutive basis. The Company will execute and deliver to PageOne a form of common stock purchase warrant agreement, warrant and warrant exercise subscription not inconsistent with the terms provided herein.

         For the period beginning with the execution of this agreement and through the Business Combination and first round of financing defined as the raising of $10,000,000, the Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the percentage of common shares issued and outstanding owned by PageOne or its designee under this Agreement (the PageOne Shares) to less than 10%; in which event additional shares will be issued to PageOne to restore such percentage of ownership to 10%.

EXPENSES.  AS IT PERTAINS TO ALL OFFERINGS.

         PageOne will bear its expenses incurred in regard to the Transactions, including, without limitation, transfer agent costs up to the time an NASD application for a trading symbol is made, travel, telephone, duplication costs, and postage.

         THE COMPANY will pay its own and third-party expenses (other than those of PageOne) including, without limitation, Federal, state and NASDAQ filing fees, underwriting and market making costs, corporate financial relations, accounting fees, duplicating costs and other expenses of the Company.

AGREEMENT TO COMPLETE TRANSACTIONS.

         THE COMPANY agrees that it will timely take all steps necessary to complete the Transactions to include, without limitation, providing all information in a timely manner for the filing of an 8-K Current Report following the Business Combination; causing audited financial statements to be prepared in proper form for THE COMPANY to permit timely filing of the audited financials for the acquired assets; obtaining consents of the Board of Directors and the shareholders of THE COMPANY, as required; causing all necessary documents to be properly and timely prepared, executed, approved or ratified, and filed, as appropriate; making timely and fully all required payments related to the registration and listing of the Company's securities for public trading, including filing fees; and timely taking all other actions reasonably required of it to complete the Transactions.

         In the event that at any time THE COMPANY determines not to continue with the Transactions, PageOne hereby grants to THE COMPANY the right to buy out the interest of PageOne in this Agreement on the terms contained herein, in which case PageOne agrees not to seek specific enforcement of this Agreement as follows:

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          (i) If, prior to the completion of the Business Combination and the
          Offering, THE COMPANY elects not to continue with the Transactions (or if THE COMPANY does not timely take all such steps and do all such things as may be reasonably required of it to complete the Transactions) PageOne will be entitled to receive in full all costs and expenses incurred to the date of such occurrence together with the amount of $75,000.00 and 150,000 shares of common stock in THE COMPANY, and such amounts shall be deemed to redeem the 1,000,000 shares of stock in the Company described under the heading "SERVICES PROVIDED," and THE COMPANY will not however, be obligated to make any payment under this paragraph if the failure to complete the Transactions is due to any actions or failure to act by PageOne or its affiliates. Upon payment of the buyout fee provided for herein, all obligations of the parties under this Agreement will cease except for obligations which expressly or by their nature survive termination.

  PageOne represents and warrants that it will timely take all steps reasonable and necessary to complete the Transactions and to cause the securities of the Company to trade in the United States secondary market. Toward such end, and without limitation on the duties of PageOne provided herein, PageOne agrees at any time that it appears that it will better contribute to the quick completion of the Transactions and the commencement of trading of the Company's securities, PageOne will provide at a reasonable additional charge, the preparation, filing and effectiveness of a registration statement on Form SB-2 (or other appropriate form) covering such of THE COMPANY's securities as are designated by THE COMPANY as well as the securities owned by PageOne or its designees. This will be done only with the prior approval of THE COMPANY.

PERFORMANCE OF SERVICES BY OTHERS.

         From time to time, the achievement of certain results desired by the Company, including the promotion of interest in its public securities, may be enhanced by the services of other parties. These parties may include consultants, advertising agencies, financial analysts and similar persons who may, directly or indirectly, assist in creating interest in the Company's securities. All compensation, costs and expenses of such parties, if engaged by THE COMPANY, will be borne by it.

ACTIONS AND UNDERSTANDINGS FOLLOWING THE BUSINESS COMBINATION.

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         THE COMPANY understands the obligations and responsibilities that will arise in regard to its becoming a reporting company and the trading of its securities in the public market. THE COMPANY understands that in order to achieve the greatest market interest in its securities. The Company, its officers and its directors, all or some, will be required to continuously interact with the financial community. This interaction will include, without limitation, timely filing of reports under the Securities Exchange Act of 1934, including audited financial statements; annual reports to shareholders and shareholder meetings; issuing periodic press releases; and meetings and discussions with existing and prospective brokers, market makers, investment bankers and institutions.

         THE COMPANY understands that the ultimate judgment of the financial community of the investment merits of the Company will depend upon the Company's ability to successfully carry out its business plans and operations, to operate at a profit and similar business considerations. THE COMPANY represents in good faith that it currently has no reason to believe that it will not be able to complete the Transactions and to achieve its business objectives.

         THE COMPANY understands that the first trading in the Company's securities may be limited, and that to increase the amount, depth and market price of its securities will require both time and effort by the Company to develop relations with market makers and to create strong and stable trading of the Company's securities.

         During the Transactions and so long as PageOne or an affiliate is a shareholder of the Company, THE COMPANY shall provide PageOne continuing and reasonable access as requested to all information concerning the Company's operations, past, current and intended, including, without limitation, full access to the financial records of the Company, to the same extent afforded other shareholders of the Company. THE COMPANY agrees to notify the transfer agent, following the Business Combination, (1) to effect a turnover of responsibility for the account and (2) to advise the transfer agent that PageOne and its affiliates are no longer "control persons" of the Company, as defined in the applicable Securities laws.

COMPLIANCE WITH SECURITIES LAW.

         Now and following the Business Combination, as applicable, THE COMPANY represents and warrants that:

         They, individually, and their affiliates will at all times observe and comply with Federal and State securities laws, rules and regulations incident to the issuance and trading of the securities of the Company and will take all steps reasonably required within its control to prohibit any persons, whether or not affiliated with them, individually, from engaging in any transactions in contravention of such laws, rules and regulations.

         They, individually, and their affiliates will furnish all information and documents concerning it and its affiliates required for the preparation and


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filing of a Form 8-K by the Company and will assure that such information is complete and accurate and does not contain any material misstatement or omit any material information. Toward that end, they, individually, and their affiliates will timely provide all requested information and documents, including officers' and directors' questionnaires.

         They, individually, and their affiliates will not at any time knowingly engage in any activity which would constitute a prohibited market manipulation of the securities of the Company and will take all steps reasonably required within its control to prohibit any officer, director, other affiliate, agent or employee from engaging in such conduct.

         The Company will not at any time issue securities registered on Form S-8 or issued pursuant to Regulation S of the General Rules and Regulations of the Securities and Exchange Commission without (i) prior written notification to PAGEONE and (ii) either the written consent of PAGEONE or a written opinion of qualified counsel that neither the issuance nor intended use of such securities will violate any law, rule, or regulation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

         The Company will not issue any securities to any person for the promotion or maintenance of a trading market in the Company's securities without first receiving an opinion of qualified counsel that such issuance will be in accordance with securities laws, rules and regulations and will not, directly or indirectly, receive from such persons any capital by loan, investment or otherwise resulting from the sale or pledge of such securities.

         For not less than 36 months following execution of this Agreement the Company will timely make all required Federal, state and other filings necessary to allow the public trading of the Company's securities and, if the Company's securities are then quoted on the NASDAQ Stock Market or listed on any regional or national exchange, will take all actions necessary to maintain such status for the Company's securities.

         For so long as PageOne or its designee is an owner of any of the securities to be received by it under this Agreement, PageOne shall have the right to enforce the provisions of this paragraph and to seek damages for any violation thereof by the Company, including damages for any reduced value of the PageOne securities if resulting from such violation.

         THE COMPANY acknowledges that PageOne is a consultant and is not providing legal advice herein. THE COMPANY, at its option, will seek legal advice from qualified legal counsel in such matters as compliance with Securities laws.

 NOTICES.

         Any notices required or permitted under this Agreement shall be deemed to have been given when delivered in writing by hand, certified mail (return


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receipt requested) or commercial courier, such as FedEx, to the following addresses or to such other addresses as may have been given to each party in the manner provided for in this paragraph.

         In the case of THE COMPANY or the Company to:

         John Vorzimer, Chairman
         TradeQwest, Inc.
         400 North Oak Street
         Inglewood, CA 90302
And also to:
         Donald Hyde, President
         TradeQwest, Inc., Suite 1300
         11951 Freedom Drive
         Reston, VA  20190

         In the case of PageOne to

         PageOne Business Productions, LLC
         29160 Heathercliff Rd, Suite 102
         Malibu, CA  90265

ARBITRATION.

         SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within California.

         CONSENT TO JURISDICTION, SITUS AND JUDGMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration within California. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

         APPLICABLE LAW. The law applicable to the arbitration and this Agreement shall be that of the California, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

         DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply


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with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

         RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

         FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this Agreement. The losing party to the arbitration shall pay both parties costs and counsel fees except as specifically provided otherwise in this Agreement.

         MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

         COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

         INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

         SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this Agreement for any reason.

ASSIGNMENT.

         In order to better carry out the Transactions, PageOne may assign all or parts of this Agreement provided that the assignee agrees to all the terms and conditions of this Agreement pertaining to such assignment. An assignment will not relieve PageOne of any of its obligations under this Agreement.

CONFIDENTIALITY.

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         As a result of entering into this Agreement THE COMPANY and PageOne will have access to information which the other party regards as confidential and proprietary regarding their methods of carrying out the Transactions (collectively the "Business of the other Party"). THE COMPANY and PageOne agree that they will not, except as reasonably required pursuant to this Agreement, use itself, or divulge, furnish, or make accessible to any person any knowledge, know-how, techniques, or information with respect to the other party or the Business of the other Party without the prior written Agreement of the other party.

TERMINATION.

         If (i) either party breaches a provision of this Agreement, (ii) either party has a reasonable basis to believe that any aspect of the transactions covered by this Agreement would constitute a fraud or deception on the market,
(iii) either party fails to raise the required capital for funding, or ((iv )either party fails to meet its obligations under this Agreement in a manner which would constitute a material breach, the other party (the "Notifying Party") may give written notice to the other party, (the "Breaching Party") of such occurrence and, if such party fails to cure such breach within 10 days after such notice, the Notifying Party may terminate this Agreement on 10 days written notice to the Breaching Party and the Notifying Party may pursue all remedies available at law or equity. In the case of an occurrence under clause
(iii), PageOne will be entitled to the buyout fee provided for in this Agreement.

MISCELLANEOUS.

         COVENANT OF FURTHER ASSURANCES. The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this Agreement.

         SCOPE OF AGREEMENT. This Agreement constitutes the entire understanding of the parties. No undertakings, warranties or representations have been made other than as contained herein, and no party shall assert otherwise. This Agreement may not be changed or amended orally.

         CURRENCY. All references to currency in this Agreement are to United States Dollars.

         REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

EFFECTIVE DATE.

         The effective date of this Agreement is April 26, 2001.

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         IN WITNESS WHEREOF, the parties have approved and executed this
Agreement.


PAGEONE BUSINESS PRODUCTIONS, LLC

/s/ George Todt
------------------------------
Managing Member


THE COMPANY

/s/ Donald Hyde
------------------------------
President









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